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                         WHITMAN BREED ABBOTT & MORGAN
                                200 Park Avenue
                           New York, New York  10166





                                                                   EXHIBIT NO. 5

                                                   January 27, 1994


Hanover Direct, Inc.
1500 Harbor Boulevard
Weehawken, N.J.  07087


                 Re:      Hanover Direct, Inc. -
                          500,000 Shares of Common Stoc


Gentlemen:

                 We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Hanover Direct, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission").
The Registration Statement covers 500,000 shares (the "Shares") of the Company's Common Stock, par value $.66- 2/3 per share, to be issued and sold by the Company to its eligible employees pursuant to the Company's Bonus Plan (the "Plan").

                 We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.





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                 Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares proposed to be issued by the Company have been duly authorized for issuance and that the Shares, when issued in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable.

                 We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the General Rules and Regulations of the Commission.


                                                Very truly yours,



                                                WHITMAN BREED ABBOTT & MORGAN





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